Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Texas Competitive Electric Holdings Company LLC and TCEH Finance, Inc.

Price Private Placement of 11.50% Senior Secured Notes

DALLAS – April 14, 2011 – Texas Competitive Electric Holdings Company LLC (“TCEH”) and TCEH Finance, Inc. (together with TCEH, the “Issuer”), both indirect wholly-owned subsidiaries of Energy Future Holdings Corp. (“EFH”), priced a private offering today of $1,750 million principal amount of 11.50% Senior Secured Notes due 2020 (the “Notes”) at 99.295% of face value. The offering is expected to close on or about April 19, 2011, subject to customary closing conditions. The Issuer will use the net proceeds from the offering of the Notes to repay approximately $1.6 billion aggregate principal amount of loans under TCEH’s Credit Agreement dated as of October 10, 2007 (as amended, the “Senior Secured Credit Facilities”), and to pay certain arranger fees and expenses related to the previously announced amendment and extension of the Senior Secured Credit Facilities.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered inside the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

About EFH

EFH is a Dallas-based holding company engaged in competitive and regulated energy market activities, primarily in Texas. Its portfolio of competitive businesses consists primarily of TXU Energy, a retail electricity provider with approximately two million customers in Texas, and Luminant, which is engaged largely in power generation and related mining activities, wholesale power marketing and energy trading. Luminant has approximately 15,400 MW of generation in Texas, including 2,300 MW fueled by nuclear power and 8,000 MW fueled by coal. Luminant is also the largest purchaser of wind-generated electricity in Texas and fifth largest in the United States. EFH’s regulated operations consist of Oncor, which operates the largest electricity distribution and transmission system in Texas with more than three million delivery points and 118,000 miles of distribution and transmission lines. While EFH indirectly owns approximately 80 percent of Oncor, the management of Oncor reports to a separate board with a majority of directors that are independent from EFH.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to various risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations. All statements, other than statements of historical facts, that are included in this press release that address activities, events or developments that the Issuer expects or anticipates to occur in the future, including the planned use of the proceeds from the proposed offering, are forward-looking statements. Although the Issuer believes that in making any such forward-looking statement its expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors in the offering memorandum for the offering and Energy Future Competitive Holdings Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (including the sections entitled “Risk Factors,”

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” contained therein) that is incorporated by reference into such offering memorandum. The Issuer does not undertake any obligation to publicly release any revision to the forward-looking statements to reflect events or circumstances after the date of this press release.

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Investor Relations:	Corporate Communications:

Rima Hyder	Lisa Singleton

214.812.5090	214.812.5049

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